UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)			November 1, 2019

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	0-18059		04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

121 Seaport Boulevard	Boston	Massachusetts	02210
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)		(781)	370-5000

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On November 1, 2019, PTC completed its acquisition of Onshape Inc. pursuant to the Agreement and Plan of Merger dated as of October 23, 2019 by and among Onshape Inc., OPAL Acquisition Corporation and the Stockholder Representative named therein, the terms of which are described in the Form 8-K filed by PTC on October 23, 2019 and which is filed as Exhibit 1.1 to that Form 8-K and incorporated by reference herein. PTC paid approximately $470 million, net of cash acquired, for Onshape, which amount PTC borrowed under its existing credit facility.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 2.01 above is incorporated herein by reference, as is the description of the terms of PTC’s credit facility contained in PTC’s Form 8-K filed on September 18, 2018.

Section 9 - Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.
PTC intends to provide the financial statements of Onshape, to the extent required by this Item, under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Form.

(b)    Pro Forma Financial Information.

PTC intends to provide the pro forma financial information, to the extent required by this Item, under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of this Form.

(d)    Exhibits

104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: November 7, 2019	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
Executive Vice President, General Counsel & Secretary